Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: August 16, 2022

GREYLOCK DISCOVERY FUND LLC

By:	Greylock XIII Limited Partnership
By:	Greylock XIII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
By: Donald A. Sullivan
Administrative Partner

GREYLOCK XIII GP LLC

By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

By:	/s/ William W. Helman
William W. Helman, Managing Member

By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

By:	/s/ David Sze
David Sze, Managing Member

GREYLOCK XIII LIMITED PARTNERSHIP

By:	Greylock XIII GP LLC
General Partner

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

	By:	/s/ William W. Helman
William W. Helman, Managing Member

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

	By:	/s/ David Sze
David Sze, Managing Member

GREYLOCK XIII-A LIMITED PARTNERSHIP

By:	Greylock XIII GP LLC
General Partner

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

	By:	/s/ William W. Helman
William W. Helman, Managing Member

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

	By:	/s/ David Sze
David Sze, Managing Member

GREYLOCK DISCOVERY FUND II LLC

By:	Greylock XIV Limited Partnership
By:	Greylock XIV GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
By: Donald A. Sullivan
Administrative Partner

GREYLOCK XIV GP LLC

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

	By:	/s/ William W. Helman
William W. Helman, Managing Member

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

	By:	/s/ David Sze
David Sze, Managing Member

By:	/s/ Reid Hoffman
Reid Hoffman, Managing Member

/s/ William W. Helman
William W. Helman

/s/ Aneel Bhusri
Aneel Bhusri

/s/ Donald A. Sullivan
Donald A. Sullivan

/s/ David Sze
David Sze

/s/ Reid Hoffman
Reid Hoffman

GREYLOCK 16 LIMITED PARTNERSHIP
GREYLOCK 16-A LIMITED PARTNERSHIP
GREYLOCK 16 PRINCIPALS LIMITED PARTNERSHIP

By:	Greylock 16 GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Administrative Partner

Annex I

Information With Respect to Transactions of Class A Common Stock during the Past 60 Days

Name	Date of Purchase	Nature of Transaction	Amount of Securities Purchased	Average Price Per Share
Greylock 16 Limited Partnership	08/11/2022	Purchase of Class A Common Stock	1,350,000	$2.9062
Greylock 16-A Limited Partnership	08/11/2022	Purchase of Class A Common Stock	48,000	$2.9062
Greylock 16 Principals Limited Partnership	08/11/2022	Purchase of Class A Common Stock	102,000	$2.9062
Greylock 16 Limited Partnership	08/12/2022	Purchase of Class A Common Stock	1,440,000	$3.0554
Greylock 16-A Limited Partnership	08/12/2022	Purchase of Class A Common Stock	51,200	$3.0554
Greylock 16 Principals Limited Partnership	08/12/2022	Purchase of Class A Common Stock	108,800	$3.0554
Greylock 16 Limited Partnership	08/15/2022	Purchase of Class A Common Stock	900,000	$3.1291
Greylock 16-A Limited Partnership	08/15/2022	Purchase of Class A Common Stock	32,000	$3.1291
Greylock 16 Principals Limited Partnership	08/15/2022	Purchase of Class A Common Stock	68,000	$3.1291